Exhibit 99.4
HIRSCH ELECTRONICS CORPORATION
PROXY FOR
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 11, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder of HIRSCH ELECTRONICS CORPORATION, a California corporation (“Hirsch”), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Information Statement and Prospectus, each dated February [ ] 2009, and hereby appoints Lawrence W. Midland as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders to be held at Hirsch’s corporate headquarters, at 1900 Carnegie Avenue, Building B, Santa Ana, California 92705 on Wednesday, March 11, 2009 at 7:30 p.m. local time, and any adjournment(s) and postponement(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote thereat if then and there personally present, on the matters in the manner set forth below:
(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

Special Meeting Proxy Card
[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE
Proposal 1 — Adoption of Agreement and Plan of Merger

The Board of Directors recommends a vote “FOR” the following proposal:	For	Against	Abstain

To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated December 10, 2008, by and among Hirsch, SCM Microsystems, Inc., a Delaware corporation (“SCM”), and two wholly-owned subsidiaries of SCM, pursuant to which Hirsch will become a new Delaware limited liability company and a wholly-owned subsidiary of SCM through a two-step merger.
	☐	☐	☐
Proposal 2 — Adjournment of the Special Meeting if Required

The Board of Directors recommends a vote “FOR” the following proposal:	For	Against	Abstain

To consider and vote upon an adjournment of the Hirsch special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the proposal described in Proposal 1 immediately above.
	☐	☐	☐
THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS NOS. 1 AND 2.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
SIGNATURE(S) ______________________________________________________DATE _____________________________
     NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND CORPORATE OFFICERS SHOULD INSERT THEIR TITLES.